Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS TO PRESENT AT CREDIT SUISSE

 2008 ANNUAL TECHNOLOGY CONFERENCE; UPDATES FISCAL FIRST QUARTER OUTLOOK

PEMBROKE, Bermuda – Dec. 2, 2008 – Tyco Electronics Ltd.’s (NYSE: TEL; BSX: TEL) Chief Executive Officer Tom Lynch will present at Credit Suisse’s 2008 Annual Technology Conference in Scottsdale, Ariz. tomorrow, Dec. 3, 2008, at 10:00 a.m. Mountain Standard Time.

During his presentation, Lynch will update investors on recent business trends and the current outlook for the company’s first fiscal quarter ending Dec. 26, 2008.  He will note that November orders weakened from October levels – primarily in the Electronic Components segment.  Lynch will also indicate that the company is currently tracking toward the low end of the sales and earnings per share (EPS) outlook ranges that it provided on Nov. 6, 2008.  The company’s first quarter outlook had expected sales of $2.9 to $3.0 billion, a decline of 16 to 19 percent from the prior year, and adjusted EPS from continuing operations of $0.24 to $0.28.

An audio webcast of the presentation will be available and can be found at Tyco Electronics’ website: http://investors.tycoelectronics.com.  An audio replay of the webcast will be available beginning within 24 hours after conclusion of Credit Suisse’s live event on Dec. 4, 2008 and ending at 11:59 p.m. on Jan. 4, 2009 and can be accessed at the same website.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2008 sales of US$14.8 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics.  With nearly 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

NON-GAAP MEASURE

“Adjusted EPS” is a non-GAAP measure and should not be considered a replacement for GAAP results. The company presents adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to restructuring costs, impairment charges and other income or charges (“Adjusted EPS”). The company presents Adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted EPS in combination with EPS (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Business, economic, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 26, 2008, as well as in current reports on Form 8-K filed by Tyco Electronics.

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